UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
September 8, 2026

ESPEY MFG. & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York	001-04383	14-1387171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866

(Address of principal executive offices)

(518) 584-4100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $.33-1/3 par value	ESP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On September 8, 2026 Espey Mfg. & Electronics Corp. issued a press release announcing that the Company's Board of Directors had declared a special cash dividend of $0.75 per share. This special dividend is in addition to a regular dividend of $0.25 per share. The dividends will be payable on September 25, 2026 to all shareholders of record on September 18, 2026.

On the same date, the Board of Directors promoted Kaitlyn O’Neil to be the Chief Financial Officer & Treasurer.  Ms. O’Neil was already the Principal Financial Officer & Treasurer of the corporation.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated September 8, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2026		ESPEY MFG. & ELECTRONICS CORP.

	By:	/s/ Kaitlyn O’Neil
Kaitlyn O’Neil Chief Financial Officer

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